CERTIFICATE OF PAUL D. KLIPFEL, PH.D.

I, Paul D. Klipfel, Ph.D., do hereby certify that:

1.

I am President of :

Mineral Resource Services, Inc.

4889 Sierra Pine Dr.

Reno, NV 89519

2.

I have graduated from the following Universities with degrees as follows:

a.

San Francisco State University,

B.A. geology

1978

b.

University of Idaho,

M.S. economic geology

1981

c.

Colorado School of Mines

M.S. mineral economics

1988

d.

Colorado School of Mines

Ph.D. economic geology

1992

3.

I am a member in good standing of the following professional associations:

a.

Society of Mining Engineers

b.

Society of Economic Geologists

c.

Geological Society of America

d.

Society for Applied Geology

e.

American Institute of Professional Geologists

f.

Sigma Xi

4.

I have worked as a mineral exploration geologist for 30+ years since my graduation from San Francisco State University.

5.

I have read the definition of “Qualified Person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with professional associations and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI 43-101.

6.

I am responsible for the preparation of all sections of the technical report titled “March 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” and dated March 16, 2010 (the “Technical Report”) relating to the Livengood property except sections 16 and 17.  I have visited the Livengood property on seven occasions, the most recent being February 20-24, 2010.

7.

Prior to being retained by ITH in 2006, I have not had prior involvement with the property that is the subject of the Technical Report.

8.

I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.

I am independent of the issuer applying all of the tests in section 1.4 of NI 43-101.

10.

I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.

Dated this 18th day of March, 2010

(signed)  Paul Klipfel

[Sealed:  AIPG#10821]

Signature of Qualified Person

Paul D. Klipfel, Ph.D, CPG[AIPG]

Print name of Qualified Person